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                                                              September 15, 1998

ARI Network Services, Inc.
330 East Kilbourn Avenue
Milwaukee, Wisconsin  53202

        RE:  Consent



Gentlemen:


        This letter confirms that WITECH (Corporation consents to ARI Network Services, Inc. ("ARI") borrowing up to $250,000 from Briggs & Stratton Corporation, to be secured by accounts receivable of ARI pertaining to the Powercom Business (the "Briggs Debt"). The existence of the Briggs Debt and the security interest granted in connection therewith shall not constitute a Default or an Event of Default under the Loan Agreement dated October 4, 1993, as amended, between ARI and WITECH Corporation or a Default under the Security Agreement executed in connection therewith. In addition, the Briggs Debt shall be excluded from ARI's covenant regarding additional indebtedness in the Preferred Stock Purchase Agreement dated July 15, 1997 between ARI and WITECH Corporation.


                                                      Very truly yours

                                                      WITECH CORPORATION

                                                      /s/ Francis Brzezinski
                                                      -------------------------
                                                          Francis Brzezinski




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